UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2012

Digital Domain Media Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-35325	27-0449505
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10250 SW Village Parkway, Port St. Lucie, Florida	34987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (772) 345-8000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 6, 2012, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a group of institutional investors (the “Initial Purchasers”) pursuant to which the Company issued and sold to the Initial Purchasers senior secured convertible notes in the aggregate original principal amount of $35.0 million (the “Senior Notes”) and warrants (the “Warrants”) to purchase up to 1,260,288 shares of the Company’s common stock (the “Common Stock”) for an aggregate purchase price of $35.0 million.  Such issuance and sale were consummated on May 7, 2012.

On August 16, 2012, the Company entered into a letter agreement (the “New Purchase Agreement”) with a single institutional investor (the “Additional Purchaser”) pursuant to which (a) the Company issued and sold to the Additional Purchaser a senior secured convertible note in the original principal amount of $5.0 million (the “Additional Note”) and a warrant (the “Additional Warrant”) to purchase up to an aggregate of 250,000 shares of the Common Stock.  The initial conversion price of the Additional Note is $6.00 per share, and the initial exercise price of the Additional Warrant is $6.00 per share, in each case, subject to adjustment as provided therein, and (b) the Company and the Additional Purchaser agreed that the New Purchase Agreement constitutes an amendment to the Purchase Agreement, and that the Additional Purchaser has all of the rights, subject to limited exceptions, of the Initial Purchasers under the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), including, without limitation, the security agreements in favor of the Initial Purchasers, but excluding the Registration Rights Agreement (as defined in the Purchase Agreement).  Simultaneously with the entering by the Company and the Additional Purchaser into the New Purchase Agreement, each of the Initial Purchasers entered into a Third Amendment Agreement pursuant to which, inter alia, the Initial Purchasers consented to the transactions contemplated by the New Purchase Agreement and agreed that the New Purchase Agreement constitutes an amendment to the Purchase Agreement.

The indebtedness evidenced by the Additional Note bears interest at 9.0% per annum, compounded quarterly, payable in cash quarterly in arrears, and matures on May 6, 2017.  Upon the occurrence and during the continuance of an Event of Default (as such term is defined in the Additional Note), the interest rate shall be adjusted to a rate of 15.0% per annum.  The Additional Purchaser may require the Company to redeem in cash all or any portion of the Additional Note upon the occurrence of such an Event of Default or a Change of Control (as such term is defined in the Additional Note).  The Additional Note also contains, among other things, certain affirmative and negative covenants, including, without limitation, limitations on indebtedness, liens and restricted payments and certain financial covenants.

The Additional Note will amortize in equal monthly cash installments commencing on the earlier of (i) the effective date of the initial registration statement filed in accordance with the terms of the Registration Rights Agreement (as defined in the Purchase Agreement) or (ii) the six-month anniversary of the closing date under the Purchase Agreement.  The Additional Note may be converted into shares of Common Stock, at the option of the holder thereof, at any time following the issuance of the Additional Note.  The Additional Note is redeemable at the option of the Company if the Common Stock trades at a level greater than $17.01 for any 30 consecutive trading days commencing on the date of issuance of the Additional Note.

On certain Adjustment Dates (as such term is defined in the Additional Note), the conversion price applicable to the Additional Note will be adjusted to the lesser of (a) the then-current conversion price and (b) the market price of the Common Stock on such date.  The Additional Note has full-ratchet anti-dilution protection in the event that the Company issues securities at an equivalent value less than the conversion price, and the conversion price is also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions.  The Company is generally prohibited from issuing shares of the Common Stock upon conversion of the Additional Note if such conversion would cause the Company to breach its obligations under the rules or regulations of the New York Stock Exchange, or such other stock market on which the Common Stock is then traded.

Under the terms of the Additional Warrant, the holder thereof is entitled to exercise the Additional Warrant to purchase up to an aggregate of 250,000 shares of the Common Stock at an initial exercise price of $6.00 per share, during the five-year period beginning on August 16, 2012.  On certain Adjustment Dates (as defined in the Additional Warrant), the exercise price applicable to the Additional Warrant will be adjusted to the lesser of (a) the then-current exercise price and (b) the market price of the Common Stock on such date.  The exercise price of the Additional Warrant is also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions. The Company is generally prohibited from issuing shares of Common Stock upon exercise of the Additional Warrant if such exercise would cause the Company to breach its obligations under the rules or regulations of the New York Stock Exchange, or such other stock market on which the Company’s common stock is then traded.

In connection with the foregoing transactions, (a) the Collateral Agent (as defined in the Purchase Agreement) and the Additional Purchaser entered into an intercreditor agreement, denominated the “Agreement Among Buyers” (the “Agreement Among Buyers”), setting forth the seniority and respective rights to collateral among the holders of the Senior Notes and the Additional Purchaser, and (b) the Subordinated Lender (as defined in the Purchase Agreement) provided the Company with a consent to the transactions contemplated by the New Purchase Agreement.

The Additional Note and the Additional Warrant were issued pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

Copies of the New Purchase Agreement, the Additional Note, the Additional Warrant, the Agreement Among Buyers and the form of the Third Amendment Agreement are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to such documents.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

The following Exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Letter Agreement, dated August 16, 2012, re Amendment to Securities Purchase Agreement, between the Company and PBC Digital Holdings II, LLC

10.2	Senior Secured Convertible Note issued by the Company to PBC Digital Holdings II, LLC

10.3	Warrant to Purchase Common Stock issued by the Company to PBC Digital Holdings II, LLC

10.4

Agreement Among Buyers, dated as of August 16, 2012, among Hudson Bay Master Fund Ltd, in its capacity as collateral agent for the Buyers (as defined therein), PBC GP III, LLC, and PBC Digital Holdings II, LLC

10.5

Form of Third Amendment Agreement, dated as of August 16, 2012, between the Company and all of the May Buyers (as defined therein), severally, and the Company and certain of the June Buyers (as defined therein), severally

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Domain Media Group, Inc.

Dated: August 17, 2012	By:	/s/	John C. Textor
John C. Textor
Chief Executive Officer and
Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated August 16, 2012, re Amendment to Securities Purchase Agreement, between the Company and PBC Digital Holdings II, LLC

10.2	Senior Secured Convertible Note issued by the Company to PBC Digital Holdings II, LLC

10.3	Warrant to Purchase Common Stock issued by the Company to PBC Digital Holdings II, LLC

10.4

Agreement Among Buyers, dated as of August 16, 2012, among Hudson Bay Master Fund Ltd, in its capacity as collateral agent for the Buyers (as defined therein), PBC GP III, LLC, and PBC Digital Holdings II, LLC

10.5

Form of Third Amendment Agreement, dated as of August 16, 2012, between the Company and all of the May Buyers (as defined therein), severally, and the Company and certain of the June Buyers (as defined therein), severally